UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2018

OREXIGEN THERAPEUTICS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

___________________________________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for

complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into Material Definitive Agreement.

On March 20, 2018, Orexigen Therapeutics, Inc. (the “Company”) entered into an Instrument of Resignation, Appointment and Acceptance (the “Instrument”), with U.S. Bank National Association, as resigning trustee (the “Resigning Trustee”), and Wilmington Savings Fund Society, FSB, as successor trustee (the “Successor Trustee”).

The Instrument provides, among other things, that the Resigning Trustee confirms, assigns, transfers, delivers and conveys to the Successor Trustee all right, title, and interest of the Resigning Trustee in and to the trust created by the indenture governing the Company’s 2.75% Convertible Exchange Senior Notes due 2020 (the “Indenture”), that the Resigning Trustee resigns as Trustee, Conversion Agent, Registrar and Paying Agent, and that the Successor Trustee accepts its appointment as Trustee under the Indenture and assumes all the rights, powers, duties and obligations of the Trustee under the Indenture, and accepts its appointment as Conversion Agent, Registrar and Paying Agent under the Indenture.

The foregoing description of the Instrument does not purport to be complete and is qualified in its entirety by reference to the Instrument filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description

4.1

Instrument of Resignation, Appointment and Acceptance, dated as of March 20, 2018, by and among Orexigen Therapeutics, Inc., Wilmington Savings Fund Society, FSB and U.S. Bank National Association, relating to the 2.75% Convertible Exchange Senior Notes due 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: March 23, 2018	By:	/s/ Thomas P. Lynch
	Name:	Thomas P. Lynch
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary